SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 14, 2011

INERGETICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-3338	22-1558317
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

205 Robin Road, Paramus, NJ 07652
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Introduction:

As noted in the Form 8-K of Inergetics, Inc. filed with the Commission on July 7, 2011 (the “Transaction 8-K”), Inergetics filed an amendment to its Amended and Restated Certificate of Incorporation to effectuate a one-for-eighty reverse stock split of its issued and outstanding shares of Common Stock, such reverse split to take effect at 12:01 a.m. on July 15, 2011 (the “Reverse Split”).  However, the Reverse Split and its effective date are subject to approval from FINRA. All references to shares of Common Stock in this Report give retroactive effect to the Reverse Split.

As of June 30, 2011, Inergetics, Inc. including its wholly-owned subsidiary, Millennium Biotechnologies, Inc. (collectively, the “Company”) had approximately $6,253,5241 in secured debt, including principal, interest and penalties, all of which is in default, and approximately $2,054,000 in unsecured debt, including principal, interest and penalties, most of which is in default.  The Company needs to substantially reduce or eliminate this debt and raise new capital to move forward with its business plan, sustain day to day business operations and fund revenue growth.  As discussed below in “Funding Commitment”, the Company has obtained a commitment for up to $2,000,000 in new capital (the “Funding Commitment”) from Seahorse Enterprises LLC (the “Principal Investor”).  The Funding Commitment is subject to the terms and conditions described below.  Notwithstanding the foregoing, as discussed below, the Company already has received an advance of $700,000 of the Funding Commitment and may receive additional advances of the Funding Commitment at the sole discretion of the Principal Investor (the foregoing advances collectively, the “CommitmentAdvance”).

A summary of the details and requirements to complete the various aspects of the debt conversion and new funding to be effective (the “Transactions”) are as follows:

Bridge Financing And Prior Debt Exchange:

The Company has issued Secured Promissory Notes due December 31, 2013 (the “First Position Bridge Notes”) effective as of February 3, 2011 to a group of investors consisting of Kenneth Sadowsky, one of the Company’s directors, the Principal Investor and the Primary Creditors (as defined below) (collectively, the “Investor Group”) for $450,000 received on February 3, 2011. The Company also has issued an additional First Position Bridge Note in the amount of $700,000 to the Principal Investor representing the aggregate amount of the Commitment Advance as of the date of this Report.

1   All references to debt are as of a specified date.  As interest and any other obligations under the debt will continue to accrue, the actual amount of any debt will increase with the passage of time unless and until such debt is converted to equity or paid off.

The First Position Bridge Notes bear interest at the rate of 10% per annum and are secured by a first priority lien and security interest in substantially all of the Company’s assets including the assets of the Company’s subsidiary with the exception of accounts receivable which may be factored, subject to the approval of the Investor Group.  The only debt that is pari passu to this first priority lien and security interest with regard to substantially all of the Company’s assets is debt pursuant to the Unit Notes (as defined below), debt in the original principal amount of $69,571 as of June 30, 2011 owed to the Primary Creditor.  Debt in the original principal amount of $100,000 as of June 30, 2011 owed to the Principal Investor is pari passu with regard to one purchase order from May 2010.  See the discussion below about Purchase Order/Payables Notes.  Interest on the outstanding principal of the First Position Bridge Notes is payable semi-annually in shares of the Company’s common stock (the “Common Stock”) valued at 90% of the average of the last ten trading day closing price per share prior to the interest due date.  All principal and unpaid accrued interest thereon will be due and payable on December 31, 2013.  Notwithstanding the foregoing, once the Company achieves $1,000,000 in “Net Income” (as defined below in the “First Equity Offering”) in any consecutive 12 month period, the Company will start to repay outstanding principal at the rate of 2.5% per quarter.  In addition, the holders have the right to convert the principal amount and any accrued but unpaid interest under the First Position Bridge Notes into shares of Common Stock at the following rate (the “Conversion Price”) per share: the volume weighted average price (“VWAP”) of the Company’s Common Stock for the ten trading day period commencing on the fifth trading day after the date of the filing of this Transaction 8-K.  Notwithstanding the foregoing, the Conversion Price shall not be greater than $0.2 or less than $0.08.  “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Securities Exchange (an “Exchange”) as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Exchange as reported by Bloomberg L.P., (b) if the Common Stock is quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by holders of a majority of principal amount of the outstanding First Position Bridge Notes and reasonably acceptable to the Company. The Conversion Price is subject to adjustment for certain corporate events such as stock splits, dividend issuances and, subject to certain exceptions, issuances of shares of Common Stock (or instruments convertible into or exercisable for Common Stock) at a price below the then Conversion Price.  Notwithstanding the foregoing, no conversion of the First Position Bridge Notes into shares of Common Stock can occur to the extent that, upon such conversion, the holder thereof and its affiliates would (i) own in excess of 9.99% of the issued and outstanding shares of Common Stock or (ii) have greater than 9.99% of the voting power of the Company’s voting securities. For the purposes of this limitation on conversion, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing description of the First Position Bridge Notes is qualified in its entirety by reference to the form of First Position Bridge Note, a copy of which is attached and incorporated herein as Exhibit 4.1.

The Company also has issued First Position Bridge Notes in the aggregate principal amount of $825,000 to the Investor Group and an additional holder in exchange for all of the outstanding 24 month Secured Promissory Notes (the “August 2010 Secured Notes”) issued to them in August 2010, including all accrued but unpaid interest and any other sums due thereunder.

As a result of the foregoing, as of the date of this Report, there are outstanding First Position Bridge Notes in the aggregate principal amount of $1,975,000 (plus accrued interest and other obligations thereon).  In addition, the Company will be issuing additional First Position Bridge Notes in the event the Principal Investor makes any Commitment Advance in the future.

Issuance Of Equity In Exchange For Other Debt And Fund Raising:

The Company recently filed a Certificate of Designations in Delaware designating 200,000 shares of its authorized but unissued and undesignated preferred stock as Series G Convertible Preferred Stock (the “G Preferred”).  The G Preferred has a per share stated value of $50.00 (the “Stated Value”) and is convertible into Common Stock at the following rate (the “Conversion Rate”) per share of G Preferred: $50.00 divided by the VWAP of the Company’s Common Stock for the ten trading day period commencing on the fifth trading day after the date of the filing of the Transaction 8-K.  Notwithstanding the foregoing, the Conversion Rate shall not result in the issuance of more than 625 shares of Common Stock or less than 250 shares of Common Stock per share of Series G.  The G Preferred pays a dividend, quarterly, at an annual rate of 10% (as a percentage of the Stated Value per share) payable in G Preferred based on the equivalent of 90% of the average of the last ten trading day closing price of the Common Stock prior to the dividend payment date.  In other words, the holders of Series G will receive on September 30, 2011 and thereafter on each December 31, March 31,  June 30 and September 30 as dividend such number of shares of Series G as equal to the number of Series G shares owned by such holder multiplied by a fraction (x) the numerator of which is 2.5% of the quotient obtained from dividing the Stated Value by 90% of the arithmetic average of the closing prices for the Common Stock for each of the 10 Trading Days ending immediately preceding the applicable Dividend Payment Date Value and (y) the denominator of which is the quotient obtained from dividing Stated Value by the Conversion Rate.  The Conversion Rate is subject to adjustment for certain corporate events such as stock splits, dividend issuances and, subject to certain exceptions, issuances of shares of Common Stock (or instruments convertible into or exercisable for Common Stock) at a price below the then Conversion Rate.  The G Preferred has a liquidation preference before any payment or distribution on the Common Stock or on any other class of stock ranking junior to the G Preferred up to the Stated Value and, thereafter, shares ratably in the proceeds available along with the holders of shares of Common Stock and any other share of stock entitled to payment upon liquidation.  The holders of G Preferred vote along with the holders of Common Stock, and are entitled to the number of votes equal to the number of whole shares of Common Stock into which the G Preferred would then be convertible. Notwithstanding the foregoing: (i) shares of G Preferred will not have voting rights to the extent that the beneficial ownership of G Preferred results in the holder thereof and its affiliates, having greater than 9.99% of the voting power of the Company’s voting securities and (ii) shares of G Preferred will not be convertible if, upon such conversion, the holder thereof and its affiliates would (x) own in excess of 9.99% of the issued and outstanding shares of Common Stock or (y) have greater than 9.99% of the voting power of the Company’s voting securities.  For the purposes of this limitation on voting and conversion, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing description of the G Preferred is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached and incorporated herein as Exhibit 3.1.

First Equity Offering:

The Company was going to raise up to $700,000 from the sale of G Preferred at $50.00 per share from “Accredited Investors” as that term is defined under the Securities Act of 1933, as amended (the “First Equity Offering”).  To the extent that the Company was unable to raise $700,000, the Principal Investor agreed to purchase the balance of the G Preferred in the First Equity Offering out of the Funding Commitment, which amount would include $700,000 of the Commitment Advance made as of the date hereof, including Commitment Advance which have been converted into the First Position Bridge Notes.  The Principal Investor has advanced all $700,000, so there will not be a First Equity Offering.  However, the Principal Investor will convert this $700,000 of Commitment Advances into G Preferred in accordance with the terms of the First Equity Offering once the following conditions (the “First Equity Offering Conditions”) have been met:

(i)
Unsecured Debt Exchange For Common Stock: The holders of at least 80% of the Company’s unsecured debt (excluding (a) trade payables and (b) an aggregate, as of June 30, 2011, of approximately $645,711 of unsecured debt owed to Ventiv Commercial Services, LLC and four other debt holders) shall exchange their debt for shares of Common Stock at a rate equal to 176% of the Conversion Price of the First Position Bridge Notes (the “Unsecured Debt Exchange”). As of June 30, 2011, such unsecured debt (exclusive of the trade payables and the $645,711 of excluded unsecured debt) totaled approximately $1,407,668.  The Company anticipates commencing the Unsecured Debt Exchange offer immediately after the filing of this Transaction 8-K.

(ii)
Secured Unit Note Debt Exchange for G Preferred: The holders of at least 90% of the aggregate principal amount of the Company’s outstanding Secured Unit Notes issued in late 2009 and early 2010 (the “Unit Notes”), excluding the debt under Unit Notes owned by the Primary Creditors (as defined below) who together are the holders of the largest amount of the Unit Notes, shall have irrevocably committed to exchange their Unit Notes for shares of G Preferred on the terms set forth below (the “Unit Note Debt Exchange”). Such exchanges would occur as follows: 35% of a holder’s Unit Notes would be exchanged and extinguished if and when all of the First Equity Offering Conditions have been met. If and when the Company raises an aggregate of at least $1,300,000 from the Second Equity Offering (discussed below), the balance (65%) of the Unit Notes debt would be exchanged and extinguished.  In the event that the Company does not raise at least $1,300,000 in the Second Equity Offering on or prior to October 31, 2011, the balance of such Unit Notes debt would not be exchanged or extinguished and the Unit Notes representing such amount would be returned to the holders thereof.  The Unit Note Debt Exchange will be at a rate of one share of G Preferred per $73.50 of principal and accrued interest being exchanged.  However, any holder of Unit Notes that separately participates and invests in the Second Equity Offering an amount equal to at least 25% of the principal amount of such holder’s Unit Notes, shall be entitled to a reduced exchange rate for such holder’s Unit Notes of one share of G Preferred per $50.00 of debt.  As of June 30, 2011, all amounts due under such outstanding Unit Notes (other than those held by the Primary Creditors) was approximately $1,969,429. For information on the conversion of Unit Notes owned by the Primary Creditors, see Conversion of Remaining Secured Debt below.    The Company anticipates commencing the Unit Note Debt Exchange offer immediately after the filing of this Transaction 8-K.

(iii)	CEO Mark Mirken shall agree to forgive accrued salary as of December 31, 2010 in the amount of $165,882.

(iv)
CEO Mark Mirken’s employment agreement shall have been amended (a) to reduce his salary to $175,000 per annum until the Company reaches three consecutive fiscal quarters of positive “Net Income” (defined as Sales less Cost of Goods Sold less Selling, General and Administrative Expenses, less Interest Expense) (the “First Net Income Milestone”), at which point his annual salary will increase to $240,000, (b) to eliminate the gross-up provisions with regards to any issuances to Mr. Mirken under the Management Warrant Grant Program (discussed below), (c) to provide for a bonus in the amount of $32,500 upon the Company achieving the First Net Income Milestone, and (d) to provide for an increase in his annual salary to $306,000 upon the Company achieving $1,000,000 of Net Income in any twelve consecutive calendar month period (the “Second Net Income Milestone”).

(v)	CFO Michael James shall agree to convert his accrued salary of $100,000 into Common Stock at the Conversion Price.

(vi)
CFO Michael James’ employment agreement shall have been amended (a) to reduce his salary to $150,000 per annum until the Company achieves the First Net Income Milestone, at which point his annual salary will increase to $200,000, (b) to provide for a bonus in the amount of $25,000 upon the Company achieving the First Net Income Milestone, (c) to eliminate the gross-up provisions with regards to any issuances to Mr. James under the Management Warrant Grant Program (discussed below), and (d) to provide for a bonus in the amount of $25,000 in Common Stock at the Conversion Price upon the consummation of the Unsecured Debt Exchange and the Unit Note Debt Exchange.

(vii)
COO Frank Guarino’s employment agreement shall have been amended (a) to reduce his salary to $100,000 per annum until the Company achieves the First net Income Milestone, at which point his annual salary will increase to $150,000, (b) to provide for a bonus in the amount of $25,000 upon the Company achieving the First Net Income Milestone, and (c) to provide for an increase in his annual salary to $200,000 upon the Company achieving the Second Net Income Milestone.

(viii)
The Principal Investor and the Primary Creditor shall have each been granted the right at any time after the later of January 15, 2012 or the date that the First Equity Offering Conditions have been met and for so long as any of the First Position Bridge Notes are outstanding, to: (a) require the Board of Directors to increase its number of members by one, and (b) select a nominee to fill such vacancy created by such increase; provided, each such nominee will be required to be vetted and approved by the Board of Directors in the Board’s sole discretion. As each of the Principal Investor and Primary Creditor have this right, it could mean the addition of two members of the Board of Directors.

(ix)
The Company shall have entered into a consulting agreement with the Investor Group for their assistance in structuring the Transactions and providing for a fee of $360,000 upon consummation of the Transactions, payable in Common Stock based on the VWAP of the Company’s Common Stock for the ten trading day period commencing on the thirtieth calendar day after the Company effects the Reverse Split. This fee will be distributed as agreed among the Investor Group.

(x)
Each of the members of the Investor Group shall have agreed that, after issuance of the First Position Bridge Notes and for as long as any First Position Bridge Notes are outstanding, such member (including any affiliates of such member) will not acquire or control more than forty percent (40%) of the outstanding voting power of the Company.

Second Equity Offering:

The Company plans on seeking to raise up to an additional $2,300,000 from the sale of G Preferred at $50.00 per share from Accredited Investors in an equity offering of two tranches, the first of which will be for up to $650,000 and the second of which will be for up to an additional $1,650,000 (collectively, the “Second Equity Offering”).  To the extent that the Company is unable to raise at least $650,000 in either tranche of the Second Equity Offering, the Principal Investor has agreed to purchase the balance of the G Preferred in such tranches of the Second Equity Offering from the Funding Commitment representing, in each instance, the difference between $650,000 and the amount raised.

The Second Equity Offering will commence after the First Equity Offering Conditions have been met.  However, closing of each tranche of the Second Equity Offering (and release of funds to the Company) is contingent upon at least one of the following conditions (each, an “Additional Equity Offering Condition”) being met: (a) the Company entering into new contracts for the Surgex and Resurgex products that are projected to generate revenues of at least $2,000,000 in a consecutive twenty-four month period, $750,000 of which is projected to be generated in the first twelve months, (b) the Company completing the development of the RTD (ready to drink), bars and pouches for Surgex for commercial sale, or (c) the Company completing the development of the RTD (ready to drink) for Surgex Active (low calorie version).  Notwithstanding the foregoing, the Principal Investor has the right to waive the occurrence of a second Additional Equity Offering Condition with regard to the closing of any part of the second tranche of the Second Equity Offering.  For purposes of clarity, the closing of the first tranche of the Second Equity Offering is contingent upon one of the above three events occurring, and the closing of the second tranche is contingent upon the happening of at least one of the remaining two events (unless waived by the Principal Investor).

Funding Commitment:

The Company has obtained the Funding Commitment for up to $2,000,000 in new capital from the Principal Investor.  As of July 7, 2011, the Principal Investor beneficially owned approximately 9% of the Company’s outstanding shares and approximately $1,366,670 of its debt.  The Funding Commitment is subject to the terms and conditions described herein, including conversion of the Company’s debt in to equity as described above.  Notwithstanding the foregoing conditions, the Company already received Commitment Advances of $700,000 and may receive additional Commitment Advances at the sole option of the Principal Investor.  The Company issued First Position Bridge Notes as payment for the $700,000 of Commitment Advances, and the Principal Investor has agreed to exchange these Bridge Notes and any Bridge Notes issued for additional Commitment Advances for shares of Series G in the Equity Offerings.  However, if all of the First Equity Offering Conditions are not met, the Principal Investor has no further obligation under the Funding Commitment, and all funds advanced thereunder will remain secured debt of the Company.  Pursuant to the terms of the Funding Commitment, the Principal Investor will exchange the $700,000 principal amount Bridge Notes in the First Equity Offering within three business days of the First Equity Offering Conditions being met.  In addition, the Principal Investor is required to invest from the Funding Commitment the difference between $650,000 and the amount raised from other investors in each tranche of the Second Equity Offering within three business days of the condition to closing that tranche of the Second Equity Offering being met (up to $1,300,000 in the aggregate). Failure to meet this requirement would require the Principal Investor to immediately provide the balance of the Funding Commitment.  The Principal Investor is required to deposit a check for $650,000 with Silverman Sclar Shin & Byrne PLLC, counsel to the Company (“Silverman”) if and when it delivers $650,000 to the Company upon the conditions for closing of the first tranche of the Second Equity Offering being met.  Silverman is to deliver that check to the Company if the conditions for closing of the second tranche of the Second Equity Offering have been met (or waived by the Principal Investor) on or before October 31, 2011.  Otherwise, Silverman is to return the check to the Principal Investor.

To the extent that the Company raises funds from sources other than the Principal Investor (“Other Funds”) in the Second Equity Offering, such Other Funds shall reduce the balance of the remaining $1,300,000 of the Funding Commitment on a dollar–for-dollar basis.

The foregoing description of the Funding Commitment is qualified in its entirety by reference to the Seahorse Funding Agreement, a copy of which is attached and incorporated herein as Exhibit 10.6.

Conversion of Remaining Secured Debt:

As of June 30, 2011, Leon Frenkel (the “Primary Creditor”) and his affiliates (with the Primary Creditor, the “Primary Creditors”), hold approximately $2,107,454 of principal, accrued interest, penalties and all other sums due under Unit Notes.  Upon all the provisions of the First Equity Offering Conditions being met, the Primary Creditors will exchange 35% of such debt for G Preferred at a rate of one share of G Preferred for $50.00 of Unit Note debt.  If and when the Company raises an aggregate of at least $1,300,000 from the Second Equity Offering, the balance (65%) of such Unit Notes debt would be exchanged and extinguished.  In the event that the Company does not raise at least $1,300,000 in the Second Equity Offering on or prior to October 31, 2011, the balance of such Unit Notes debt will not be exchanged and extinguished and the Unit Notes representing such amount will be returned to the Primary Creditors.

In addition, the Principal Investor and the Primary Creditor hold notes in the principal amounts of $100,000 and $49,600, respectively.  The note held by the Principal Investor is secured by a specific purchase order, and the notes held by the Primary Creditor are secured by substantially all of the Company’s assets (the “Purchase Order/Payables Notes”).  As of June 30, 2011, there was approximately $172,724 of principal, accrued interest, penalties and all other sums due under the Purchase Order/Payables Notes.  The Principal Investor and Primary Creditors will have the option in their sole discretion to exchange their Purchase Order/Payables Notes and all amounts due thereunder for shares of G Preferred at a rate of one share of G Preferred for $50.00 of debt.

Related Party Disclosure:

The granting of the lien and security interest for the First Position Bridge Notes required the consent of the representatives of the Unit Notes and the August 2010 Secured Notes.  The members of the Investor Group are the collateral agents and representative of the holders of the Unit Notes and the August 2010 Secured Notes and also are the collateral agents and representatives of the holders of the First Position Bridge Notes.  In addition, all of the members of the Investor Group are significant equity holders and creditors of the Company.

Management Warrant Grant Program:

The Company’s Board of Directors has approved a Management Warrant Grant pursuant to which it has reserved a sufficient number of shares of Common Stock to issue Common Stock Purchase Warrants (“Management Warrants”) to management. Upon the earlier of November 1, 2011 or the date upon which the First and Second Equity Offerings have been completed or terminated (such date, the “Determination Date”), the Company’s management shall be granted Management Warrants exercisable for such number of shares of Common Stock equal, in the aggregate, to 11% of the “fully diluted” shares of the Company’s Common Stock as of the Determination Date, less 2,189,050 shares.  Fully diluted means, in addition to the shares issued and outstanding as of the Determination Date, all shares of Common Stock that would be issued as of that date if all instruments providing for the issuance of additional shares of Common Stock upon exercise, conversion or other contract right (other than the Management Warrants) were so exercised or converted as of that date.  The Management Warrants will be exercisable for a period of ten years at an exercise price as to not cause a taxable event to management or the Company (subject to adjustment as provided therein).  The holders of the Management Warrants will be restricted from selling the shares issuable upon exercise of the Management Warrants for 15 months from the date of the grant of the Management Warrants.  The Company’s Board of Directors shall have the sole power and discretion to allocate the Management Warrants among management.

Item 9.01.              Financial Statements and Exhibits.

(c)   Exhibits:

3.1	Certificate of Designations for G Preferred Stock.
4.1	Form of First Position Bridge Note.
10.1	Security Agreement- First Position Bridge Notes.
10.2	Intercreditor Agreement- all secured creditors.
10.3	Consent Agreement- all secured creditors.
10.4	Second Amendment to Unit Note Security Agreements.
10.5	Amendment to August 2010 Note Security Agreement.
10.6	Seahorse Funding Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 15, 2011

INERGETICS, INC.

By:	/s/ Michael James
Michael James, CFO